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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            _____________________


                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  NOVEMBER 25, 1997

                            _____________________

                           ASPECT DEVELOPMENT, INC.
            (Exact name of registrant as specified in its charter)


        DELAWARE                     0-20749                    25-1622857
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
of incorporation or                                          Identification No.)
organization)



         1300 CHARLESTON ROAD                                    94043
      MOUNTAIN VIEW, CALIFORNIA
(Address of principal executive offices)                       (Zip Code)



      Registrant's telephone number, including area code:  (650) 428-2700

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On November 25, 1997, pursuant to an Agreement and Plan of Reorganization dated as of November 18, 1997, by and among Aspect Development, Inc., a Delaware corporation ("Aspect"), Hawaii Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Aspect ("Sub"), and CADIS, Inc., a Delaware corporation ("CADIS"), as amended by the Amendment to Agreement and Plan of Reorganization dated as of November 21, 1997 (the "Reorganization Agreement"), Sub was merged with and into CADIS, and CADIS became a wholly-owned subsidiary of Aspect (the "Merger"). Under the terms of the Reorganization Agreement, each share of common stock of CADIS ("CADIS Common Stock") was converted into the right to receive .081539 shares of common stock of Aspect ("Aspect Common Stock") and each share of preferred stock of CADIS ("CADIS Preferred Stock") was converted into the right to received Aspect Common Stock at a rate of .092223 shares of Aspect Common Stock per share of Series B Preferred Stock, .099702 shares of Aspect Common Stock per share of Series C Preferred Stock, .126411 shares of Aspect Common Stock per share of Series D Preferred Stock, .150162 shares of Aspect Common Stock per share of Series E Preferred Stock, .180179 shares of Aspect Common Stock per share of Series F Preferred Stock and .021368 of a share of Aspect Common Stock per share of Redeemable Preferred Stock.
Also, under the terms of the Reorganization Agreement, each outstanding option to acquire shares of CADIS Common Stock ("CADIS Option") was assumed by Aspect and converted into an option to acquire .081539 shares of Aspect Common Stock for each share of CADIS Common Stock underlying such CADIS Option.

     In the aggregate, as a result of the Merger, Aspect issued 1,381,230 shares of Aspect Common Stock in exchange for the shares of CADIS Common Stock that were outstanding on November 25, 1997, and the CADIS Options that were outstanding on such date were converted into options to purchase an aggregate of 118,770 shares of Aspect Common Stock (the "Aspect Options"). The number of shares issued in the Merger was arrived at by arm's length negotiations. The Merger was accounted for as a pooling of interests. Under the terms of the Reorganization Agreement, 7.5% of the shares of Aspect Common Stock issued or issuable pursuant to the Merger were deposited in escrow as security for indemnification claims that Aspect, its affiliates, and their officers, directors, employees and attorneys (collectively, the "Aspect Group") may bring for breaches of any representations, warranties or covenants of CADIS set forth in the Reorganization Agreement. Claims against this escrow represent the sole recourse for any claim by any member of the Aspect Group against CADIS in connection with the Merger except in the event of fraud or willful misrepresentation. The indemnification period ends, and the shares in the escrow account will be distributed to the shareholders, 12 months following the date the Merger became effective.

     The Aspect Common Stock was issued under the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933. Under the terms of the Reorganization Agreement, the Company is required to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering the resale of the Aspect Common Stock issued in the Merger. In addition, Aspect will register with the Commission the shares of Aspect Common Stock issuable upon exercise of the Aspect Options.

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ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (a) Pursuant to Item 7(a)(4) of Form 8-K, the financial statements of CADIS required pursuant to Rule 3-05 of Regulation S-X will be filed as soon as practicable, but no later than 60 days from the date this form was filed.

             (b) Pursuant to Item 7(a)(4) of Form 8-K, the pro forma financial information of CADIS required pursuant to Article 11 of Regulation S-X will be filed as soon as practicable, but no later than 60 days from the date this form was filed.

             (c)  Exhibits
                  --------

                  Exhibit No.  Description
                  -----------  -----------

                  2.1(1) Agreement and Plan of Reorganization dated November 18, 1997 among Aspect Development, Inc., Hawaii Acquisition Corporation and CADIS, Inc.

                  2.2 Amendment to Agreement and Plan of Reorganization dated November 21, 1997 among Aspect Development, Inc., Hawaii Acquisition Corporation and CADIS, Inc.

                  99.1 Press Release dated November 18, 1997 announcing the execution of the Reorganization Agreement.

                  99.2 Press Release dated December 1, 1997 announcing the effectiveness of the Merger.



(1) Other Exhibits to the Reorganization Agreement not filed herewith are identified in the Reorganization Agreement. The registrant will supplementally furnish any omitted Exhibit to the Commission upon request.

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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Aspect Development, Inc.


December 9, 1997                        By: /s/ David S. Dury
                                            --------------------------------
                                            David S. Dury
                                            Vice President and Chief Financial
                                            Officer

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                                 INDEX TO EXHIBITS


Exhibit No.  Description
-----------  -----------

2.1(1) Agreement and Plan of Reorganization dated November 18, 1997 among Aspect Development, Inc., Hawaii Acquisition Corporation and CADIS, Inc.

2.2 Amendment to Agreement and Plan of Reorganization dated November 21, 1997 among Aspect Development, Inc., Hawaii Acquisition Corporation and CADIS, Inc.

99.1 Press Release dated November 18, 1997 announcing the execution of the Reorganization Agreement.

99.2 Press Release dated December 1, 1997 announcing the effectiveness of the Merger.



(1) Other Exhibits to the Reorganization Agreement not filed herewith are identified in the Reorganization Agreement. The registrant will supplementally furnish any omitted Exhibit to the Commission upon request.

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